Exhibit 99

Written Statement Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, the Plan Administrator of the Chemung Canal Trust Company Profit Sharing, Savings & Investment Plan (the "Plan") and the Chief Financial Officer of Chemung Canal Trust Company, hereby certifies that, on the date hereof:

1. The annual report on Form 11-K for the Plan for the twelve months ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. Information contained in the Report present fairly, in all material respects, the net assets available for plan benefits and changes in net assets available for plan benefits of the Plan.

Date:	June 30, 2003	/s/Linda M. Struble
Plan Administrator
Chemung Canal Trust Company Profit Sharing, Savings, and Investment Plan

Date:	June 30, 2003	/s/John R. Battersby, Jr.
Chief Financial Officer
Chemung Canal Trust Company

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.